EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, par value $0.0001 per share, of Hyliion Holdings Corp. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

This Joint Filing Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on October 13, 2020.

AXIOMA VENTURES, LLC
By: AXIOMA HOLDINGS, LLC, its sole member
By: AXIOMA MANAGEMENT, LLC, its manager

By: /s/ Howard M. Jenkins
Howard M. Jenkins, manager

AXIOMA HOLDINGS, LLC
By: AXIOMA MANAGEMENT, LLC, its manager

By: /s/ Howard M. Jenkins
Howard M. Jenkins, manager

AXIOMA MANAGEMENT, LLC

By: /s/ Howard M. Jenkins
Howard M. Jenkins, manager

/s/ Howard M. Jenkins
Howard M. Jenkins

/s/ Alexander H. Jenkins
Alexander H. Jenkins

/s/ Kiran Lingam
Kiran Lingam